SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2003
FILE NUMBER 811-1424
SERIES NO.: 2


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 356,225
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  36,296
              Class C Shares                  10,499
              Class R Shares                      83
              Institutional Class              6,829


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $17.41
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $16.50
              Class C Shares                $16.49
              Class R Shares                $17.45
              Institutional Class           $18.68